Exhibit 21.1

                 SUBSIDIARIES OF THE COMPANY AS OF JUNE 30, 2004

o Immunomedics, B.V. (Netherlands)        Wholly owned subsidiary of
                                          Immunomedics, Inc.

o Immunomedics GmbH (Germany)             Wholly owned subsidiary of
                                          Immunomedics, Inc.

o IBC Pharmaceuticals, Inc. (Delaware)    Majority owned subsidiary of
                                          Immunomedics, Inc.